SUPPLY AGREEMENT

entered into by and between

NEXGEN MEDICAL LTD.

(the "**Supplier**")

and

INSTADOUZ PHARMA DOO, STRUMICA

(the "**Purchaser**")

NOW THEREFORE IT IS AGREED AS FOLLOWS:

1 DEFINITIONS

1.1 For all purposes of this Agreement the following words and phrases shall bear the following meanings;

1.1.1 "**Agreement**" means this supply agreement;

1.1.2 "**Applicable Law**" means each applicable provision of any constitution, treaty, statute, law, ordinance, code, rule, regulation, principle of common law or equity, policy, guideline, protocol or requirement, decision, order, decree, directive, judgment, ruling, award, injunction, verdict, subpoena, writ, release, license or other legally binding pronouncement of any Governmental Body. Without limiting the generality of the foregoing, for the purposes of this Agreement, "Applicable Law" will be deemed to include laws relevant to: (a) the manufacture, labelling, packaging, transportation, transfer, importation, export and export control (in both country of origin and destination) and shipment of the Product across borders, including all relevant legislation, physical security measures, good production and manufacturing practices, packaging, labelling and Product availability requirements, import and export permits, if applicable and security clearances;

1.1.3 "**Business Day**" means a day other than a Saturday or a Sunday or a day which from time to time is a proclaimed public holiday in Malawi and North Macedonia;

1.1.4 "**CBD**" means the cannabinoid, cannabidiol;

1.1.5 "**Closing Date**" means ten (10) Business Days after the Effective Date;

1.1.6 **"CoA"** means the certificate of analysis providing an overview of the test results obtained from each of the strains of the Products included in Schedule 1 from the Supplier, and also includes assessment of compliance with the specification determinate. The document is issued from a third-party quality control accredited laboratory on samples as per related Sampling SOP, confirming to Supplier and/or the Purchaser that the Products meet the Product Specifications within the acceptable range as set forth in Schedule 3;

1.1.7 **"Effective Date"** means the date of signature of this Agreement by the Party last signing;

1.1.8 **"FCA"** means Free Carrier;

1.1.9 **"GACP"** means Good Agricultural and Collection Practices for the Product as per the World Health Organization guidelines.

1.1.10 **"Governmental Body"** means any governmental or quasi-governmental body, including any agency, authority, ministry, department, regulatory body, court, central bank, bureau, board or other instrumentality, court, tribunal, commission, individual, arbitrator, arbitration panel or other body or other entity, exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, having or exercising legislative, judicial, taxing, regulatory, prosecutorial or administrative powers or functions, and includes any stockor other securities exchange or professional association; and

1.1.11 **"Malawi Facilities"** means the Supplier and/or the Supplier's contracted parties' cultivation and storage site located in Malawi;

1.1.12 **"Parties"** means the parties to this Agreement, being the Supplier

and the Purchaser, and "**Party**" means any one of them;

1.1.13 **"Products"** means the THC products and/or CBD products fully described in Schedule 1 which includes the strain-specific CoAs included in Schedule 1, which has been produced in accordance with GACP-certified procedures per the certificate of registration in Schedule 2;

1.1.14 **"Purchaser"** means Instadouz Pharma Doo, Strumica, a private company duly established under the laws of North Macedonia;

1.1.15 **"Purchase Price"** in respect of the Products shall be as set out in Schedule 1.

1.1.16 **"Resolutive Conditions"** means the resolutive conditions set out in clause 4;

1.1.17 **"Sales"** means, collectively, the sale of the Products and **"Sale"** shall refer to each of the individual sales of the Products;

1.1.18 **"Supplier"** means Nexgen Medical Ltd., a private corporation duly incorporated in Malawi; and

1.1.19 **"THC"** means the cannabinoid tetrahydrocannabinol present in the Products.

1.2 Any substantive provision conferring rights or imposing obligations on any Party in the interpretation clause shall be given effect to as if it were a substantive provision in the body of the Agreement.

1.3 Words and expressions defined in any clause shall, unless the application of any such word or expression is specifically limited to that clause, bear the meaning assigned to such word or expression throughout this Agreement.

1.4 Reference to months or years shall be construed as calendar months or years.

1.5 No provision herein shall be construed against or interpreted to the disadvantage of any Party by reason of such Party having or being deemed to have structured, drafted or introduced such provision.

1.6 Whenever the term "including" is used followed by specific examples, such examples shall not be construed so as to limit the meaning of that term.

1.7 Unless specifically otherwise provided, any number of days prescribed shall be determined by excluding the first and including the last day or, where the last day falls on a Saturday, Sunday or public holiday, the next succeeding Business Day.

1.8 A reference to any statutory enactment shall be construed as a reference to that enactment as at the signature date and as amended or re-enacted from time to time.

1.9 Unless specifically otherwise provided, all amounts in this Agreement are exclusive of value-added tax as it is understood that the supply will be zero-rated.

1.10 This Agreement incorporates the schedules which schedules shall have the same force and effect as if set out in the body of this Agreement. In this Agreement the word "Agreement" refers to this Agreement and the words "clause" or "clauses" and "schedule" or "schedules" refer to clauses of and schedules to this Agreement.

2 RECORDAL

2.1 The Purchaser is a licensed entity in North Macedonia, which is licensed to conduct and engage in licensable activities with cannabis, including

importation, possession, processing, packaging/labeling, testing, storing, selling, delivering, transporting, distributing, and destroying the Products as required by one or more Applicable Laws.

2.2 The Supplier is a licensed entity in Malawi which is licensed to conduct and engage in licensable activities with medicinal cannabis, including importation, possession, production, cultivation, storing, selling, exporting and destroying the Products as required by one or more Applicable Laws.

2.3 The Purchaser would like to enter into this Agreement with Supplier to secure the supply of Products available from the Supplier and/or the Supplier's contracted parties' facilities.

2.4 The Supplier is prepared to supply the Products to the Purchaser.

2.5 The Parties would accordingly like to enter into this Agreement which contains the terms and conditions of supply of the Products by the Supplier to the Purchaser.

3 SUPPLY

3.1 The Supplier hereby agrees to supply the Products to the Purchaser and the Purchaser hereby purchases the Products subject to the terms and conditions of this Agreement.

3.2 The Supplier shall conduct a cannabinoid profile potency test, loss on drying, microbiology and a mycotoxin test on the Products, to confirm the specification as set out in Schedule 1, following the testing requirements as set out in Schedule 3.

3.2.1 Should the retest results pass all the required parameters as set out in Schedule 3 the provisions of clause 4 shall apply, save that, by written agreement the Parties shall be entitled but not obliged to

purchase and renegotiate the Purchase Price in good faith to account for any discrepancy within the required variance using the agreed price set forth in Schedule 1 as set out in Clause 5.1.

3.3 The Products will ship in one or more shipments with the Products shipping in accordance with clause **Error! Reference source not found.** read with clause **Error! Reference source not found.**.

4 RESOLUTIVE CONDITIONS

4.1 Each Sale is subject to the resolutive conditions ("**Resolutive Condition**") that:

4.1.1 The Parties obtain the necessary approvals from the applicable Governmental Bodies to export the Products;

4.1.2 The Supplier is able to supply at least the quantity in compliance with the Product's specifications as per Schedule 1; and

4.1.3 The Supplier is able to supply at least the amount of Products as per Schedule 1.

4.2 Should any of the Resolutive Conditions referred to above not be fulfilled by or before 60 days.

4.2.1 The Sale to which the Resolutive Condition relates will fall away

and be of no further force or effect whatsoever; and

4.2.2 Neither Party will have any claim against the other under or in respect thereof, and the Parties will be restored, as nearly as possible, to the position they would have been in prior to the signing of this Agreement.

4.3 Each Party shall promptly provide the other Party with written confirmation of the fulfillment of the Resolutive Conditions.

4.4 The Parties shall use their reasonable endeavors and the Parties will co-operate in good faith to procure the fulfilment of the Resolutive Conditions as soon as reasonably possible after the Effective Date.

5 PURCHASE PRICE AND PAYMENT

5.1 The total "**Purchase Price**" for the Products shall be set forth in Schedule 1.

5.2 Upon signature of this Agreement, the Supplier will issue a pro forma invoice in respect of each Sale to the Purchaser.

5.3 The total Purchase Price for the Products will be paid as follows:

5.3.1 For the Products the Purchaser will pay:

The Purchaser will pay 50% (fifty percent) of the total invoiced purchase price once the Supplier has issued the pro forma invoice set out in clause **Error! Reference source not found.**.

5.4.2 The Purchaser will pay the balance of 50% (fifty percent) of the total invoiced purchase price as soon as possible after the Supplier has provided written, photographic and video notification to the Purchaser that the Products are ready for supply in terms of clauses **Error! Reference source not found.** and **Error! Reference source not found.** but before the Supplier releases the Products to the Purchaser or its agent.

5.4 All Payments shall be made in United States Dollars by bank transfer to the Supplier's bank account as reflected on the invoice raised by the Supplier and shall be without any deduction or set-off of whatsoever kind.

5.5 The Supplier is entitled and allowed to request the Purchaser to follow special directions for the Payments by written request with at least Ten (10) days' advance notice.

6 PLACE OF SUPPLY

6.1 The Products shall be supplied by the Supplier to the Purchaser FCA-the Malawi Facilities, as set out in Incoterms 2020 whereby the Supplier shall attend to export packaging, marking and labelling (as per clause 7), and arranging for export authorization(as per clause 6.2). The Supplier shall further make the Products available for the Purchaser at the Malawi Facilities, or such other location for delivery as the Parties may agree in writing (the "**Place of Supply**") in accordance with clause 6.2.

6.2 In order to agree on the date of supply of the Products, the Purchaser and Supplier will collaborate in order to obtain the necessary import and related approvals (the "**Import Approvals**") from the relevant Governmental Bodies as per the Applicable Law. It is recorded that once the Purchaser has obtained the Import Approvals required to take delivery of the Products, the Supplier will require the originals of such Import Approvals in order to apply for approval to supply the Products (the "**Export Approvals**") in terms of clause 6.1. It is recorded that the Export Approvals will take at least Fourteen (14) Business Days from the date of submission

of the application for approval. As such, the date of supply is not fixed in terms of this Agreement but would be agreed by the Parties as per the results of their collaboration. Once the Supplier has obtained the Export Approvals, the Supplier shall provide written notification to the Purchaser that the Products are ready for supply (the "**Product Collection Notice**").

6.3 Once the Supplier provides the Product Collection Notice to the Purchaser as set out in clause 6.2, the Purchaser shall be entitled to collect the Products during normal Business Day hours unless otherwise agreed in writing. The Supplier shall assist the Purchaser in securing any other export documentation as required.

6.4 Risk and liability for the Products will pass from the Supplier to the Purchaser following the Supplier's issuance of the Product Collection Notice to the Purchaser upon which the Products are made available by the Supplier to the Purchaser at the Place of Supply as set out in clause 6.1.

6.5 The Purchaser shall be responsible and liable for organizing the transport and for loading of the Products and all other risks (risk of loss, damage, etc.), costs, duties, customs, and taxes from the date and Place of Supply as set out in clauses 6.1 and 6.2.

7 EXPORT PACKAGING AND LABELLING

7.1 The Supplier shall be responsible for securing the export packaging, marking and labelling as per Schedule 4. The following shall be provided at the expense of the Purchaser, as outlined in clause 7.2.

7.2 The packaging costs referred to in clauses 7.1.1 to 7.1.2 are not included in the Purchase Price.

7.3 The Purchaser shall be responsible for ensuring that the type and mode of carriage contemplated in or on the transport device concerned is suitable for the Products, and that the transport device is in a proper condition to carry the Products safely.

8 WARRANTIES AND INDEMNITIES

8.1 The Supplier warrants that:

8.1.1 The Products comply with the specifications set out in Schedule 1 of this Agreement and have been produced in accordance with Schedule 2 of this Agreement;

8.1.2 The Products have been produced and/or processed in accordance with the Applicable Laws of Malawi and GACP; and

8.1.3 The Supplier will at all times comply with the Applicable Laws in Malawi and GACP, will ensure that it has and maintains all required regulatory approvals in order to permit it to cultivate, collect, export, and supply the Products, as the case may be, and otherwise perform this Agreement. These requirements include physical security measures, good production and manufacturing practices, export permits, if applicable, and security clearances.

8.2 Save as set out in clause 8.1, the Products are provided on an "as is" basis, without representation, warranty or condition of any kind, either express or implied, including, but not limited to, any implied representations, warranties or conditions of concerning the availability, accuracy, completeness or usefulness, and any warranties or conditions of merchantability, merchantable quality or fitness for a particular purpose.

8.3 In no event shall the Supplier be liable for any consequential, indirect, incidental, special, exemplary, or punitive damages, lost profits or revenues or diminution in value, arising from or relating to the Products, as long as such damages has been disclosed in advance by the Purchaser or could have been reasonably foreseen by the Supplier, regardless of the legal or equitable theory (contract, delict, or otherwise) upon which the claim is based.

8.4 The Purchaser warrants that:

8.4.1 It has the necessary approvals to acquire the Products and to import the Products into North Macedonia and has requested the necessary documentation that it may require from the Supplier;

8.4.2 The export packaging, labelling and marking instructions provided as referred to in Schedule 4 shall comply with the Applicable Laws in the importing country; and

8.4.3 It will comply with Applicable Laws in its performance of this Agreement, including to ensure that it has and maintains all required regulatory approvals and will require that any third party (including a third-party recipient) to which Products are supplied for the purposes of utilizing the Products, or to manufacture finished products, complies with Applicable Laws and required regulatory approvals.

9 FORCE MAJEURE

9.1 Delay or failure to comply with or breach of any of the terms and conditions of this Agreement if occasioned by or resulting from an act of God or public enemy ,fire, explosion, earthquake, perils of the sea, flood, storm or other adverse weather conditions, war declared or undeclared, civil war, revolution, civil commotion or other civil strife, riot, strikes, blockade,

embargo, sanctions, epidemics, pandemics, act of any Government Body or other authority, compliance with Government Body orders, demands or regulations, or any circumstances of like or different nature beyond the reasonable control of the Party so failing, will not be deemed to be a breach of this Agreement nor will it subject either Party to any liability to the other.

10 DURATION

10.1 This Agreement shall come into effect on the Effective Date and shall remain in force until such time as the Parties have fulfilled all of their obligations or until the Resolutive Conditions have been unfulfilled, whichever is the earlier.

11 TERMINATION

11.1 If the Purchaser fails to make payment of the Purchase Price as contemplated in clause . by the due date, and remains in breach for a period of Five (5) Business Days following demand for such payment, then the Supplier shall be entitled to terminate the Sale in respect of which the breach relates without prejudice to the rights of the Supplier shall have in contract, law or otherwise in respect of such breach.

11.2 Subject to clause 11.1, if either Party hereto shall commit or allow to be committed any material breach of its obligations and shall fail to remedy such breach within Thirty (30) days of notice being given to it by the other Party requiring the same to be remedied, then the other Party shall be at liberty in every such case by notice in writing to terminate this Agreement without prejudice to the rights of either Party hereto in respect of any breach of any of the terms herein contained.

12 NOTICES AND DOMICILIUM

12.1 The Parties choose as their respective *domicilium citandi et executandi* for the purpose of legal proceedings and for the purposes of giving or sending any notice provided for or necessary in terms of this Agreement, the following addresses:

12.1.1 Supplier

NexGen Medical Ltd
P.O. Box 31152,
Blantyre , Malawi
salim.makani@nexgenmw.com
Attention of: Salim Makani

12.1.2 Purchaser

Address: Instadouz Pharma Doo, Strumica
Email: info@instadosepharma.com
Attention of: Nadica Popovich

12.1.3 Either Party may change its *domicilium* to any other physical address andi ts address for the purposes of notices to any other address or email at any time, by written notice to the other Party to that effect. Such change of address will be effective Seven (7) days after receipt of notice of the change of *domicilium.*

12.2 All notices to be given in terms of this Agreement will be in writing and:

12.2.1 if delivered by hand during normal Business Day hours, be rebuttably presumed to have been received on the date of delivery

12.2.2 if sent by email until 16h30 according to the time zone of the recipient of the mail on a Business Day be rebuttably presumed to have been received on the date of successful transmission of the telefax. Any email sent after 16h30 according to the time zone of the recipient of

the mail or on a day which is not a Business Day will rebuttably be presumed to have been received on the following Business Day.

12.3 Notwithstanding the above, any notice actually received by the Party to whom the notice is addressed will be deemed to have been properly given and received,not withs tanding that such notice has not been given in accordance with the provisions of this clause.

13 GENERAL

13.1 This Agreement constitutes the whole of the Agreement between the Parties hereto relating to the matters dealt with in this Agreement and save to the extent otherwise provided herein no undertaking, representation, term or condition relating to the subject matter of this Agreement not incorporated in this Agreement shall be binding on any of the Parties.

13.2 No variation, addition, deletion, or agreed cancellation will be of any force or effect unless in writing and signed by or on behalf of the Parties hereto.

13.3 No waiver of any of the terms and conditions of this Agreement will be binding or effectual for any purpose unless in writing and signed by or on behalf of the partygiving the same. Any such waiver will be effective only in the specific instance and for the purpose given. No failure or delay on the part of either Party hereto in exercising any right, power or privilege hereunder will constitute or be deemedto be a waiver thereof, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of anyother right, power or privilege.

13.4 Save as otherwise herein provided, neither this Agreement nor any part, share or interest therein nor any rights or obligations hereunder may be ceded,assigned, or otherwise transferred by either Party without the prior written consent of the other Party.

13.5 Any consent or approval required to be given by any Party in terms of this Agreement will, unless specifically otherwise stated, not be unreasonably withheld or delayed.

13.6 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement as at the date of signature of the Party last signing one of the counterparts. The Parties undertake to take whatever steps may be necessary to ensure that both counterparts are duly signed by each of them.

14 SEVERABILITY

14.1 Each provision of this Agreement is severable from the other provisions. Should any provision be found by a Court of competent jurisdiction to be invalid or unenforceable for any reason, the Parties will consult with one another in good faith in order to agree, if possible, an alternative provision in accordance with the intent and tenor of this Agreement. The remaining provisions of this Agreement shall nevertheless remain binding and continue with full force and effect.

15 APPLICABLE LAW

15.1 This Agreement will in all respects be governed by and construed under the laws of Malawi . Subject to the provisions of this Agreement, the Parties hereto hereby consent and submit to the non-exclusive jurisdiction of Malawi in any dispute arising from or in connection with this Agreement. The Parties agree that any costs awarded will be recoverable on an attorney-and-own-client scale.

16 COSTS

16.1 Save as may be otherwise provided herein, each Party will bear and pay its own legal costs of and incidental to the negotiation, drafting and preparation of this Agreement.

----Signing Page to Follow----

THIS DONE AND SIGNED by the Supplier in Malawi, the 26 th day of August, 2022.

AS WITNESSES:

Salim Makani, Director

For and On Behalf of

Nexgen Medical Ltd.

THIS DONE AND SIGNED by the Purchaser in Skopje (North Macedonia), the 26th day of August, 2022.

AS WITNESSES:

Toni Bošnjak, Director

For and On Behalf of

Instadouz Pharma Doo, Strumica